VONTOBEL FUNDS, INC.
                (formerly, The World Funds, Inc.)

                     Articles Supplementary

    *** AS FILED WITH THE MARYLAND DEPARTMENT OF ASSESSMENTS
               AND TAXATION ON APRIL 22, 1997 ***

     Vontobel Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation") and an open-end investment company registered under the Investment Company Act of 1940, as amended, hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Board of Directors of the Corporation, at a meeting held on February 26, 1997, adopted resolutions renaming and allocating unallocated and unissued Common Stock of the Corporation as follows: (i) Fifty Million (50,000,000) shares of Common Stock with a par value of One Cent ($.01) per share to the Vontobel Emerging Markets Fund series of the Corporation; and
(ii) Fifty Million (50,000,000) shares of Common Stock with a par value of One Cent ($.01) per share to the Vontobel Eastern European Debt Fund series of the Corporation.

     SECOND: (a) The total number of shares of stock which the Corporation was authorized to issue prior to the aforesaid action was Five Hundred Million (500,000,000) shares of Common Stock, with a par value of One Cent ($.01) per share, having an aggregate par value of Five Million Dollars ($5,000,000):

     One series of shares was designated as the Vontobel
International Equity Fund series and Fifty Million (50,000,000) shares of Common Stock (par value $.01 per share) were classified and allocated to such series, with an aggregate par value of Five
Hundred Thousand Dollars ($500,000);

     One series of shares was designated as the Sand Hill
Portfolio Manager Fund series and Fifty Million (50,000,000) shares of Common Stock (par value $.01 per share) were classified and allocated to such series, with an aggregate par value of Five
Hundred Thousand Dollars ($500,000);

     One series of shares was designated as the Vontobel
U.S. Value Fund series and Fifty Million (50,000,000) shares of
Common Stock (par value $.01 per share) were classified and allocated to such series, with an aggregate par value of Five
Hundred Thousand Dollars ($500,000); and

     One series of shares was designated as the Vontobel
International Bond Fund series and Fifty Million (50,000,000) shares of Common Stock (par value $.01 per share) were classified and allocated to such series, with an aggregate par value of Five
Hundred Thousand Dollars ($500,000);

     One series of shares was designated as the Vontobel Eastern European Equity Fund series and Fifty Million (50,000,000) shares of Common Stock (par value $.01 per share) were classified and allocated to such series, with an aggregate par value of Five Hundred Thousand Dollars ($500,000); and

     (b) The total number of shares of stock which the Corporation is authorized to issue, following the aforesaid actions, is Five Hundred Million (500,000,000) shares of Common Stock, with a par value of One Cent ($.01) per share, having an aggregate par value of Five Million Dollars ($5,000,000):

     One series of shares is designated as the Vontobel
International Equity Fund series and Fifty Million (50,000,000) shares of Common Stock (par value $.01 per share) are classified and allocated to such series, with an aggregate par value of Five
Hundred Thousand Dollars ($500,000);

     One series of shares is designated as the Sand Hill
Portfolio Manager Fund series and Fifty Million (50,000,000) shares of Common Stock (par value $.01 per share) are classified and allocated to such series, with an aggregate par value of Five
Hundred Thousand Dollars ($500,000);

     One series of shares is designated as the Vontobel U.S. Value Fund series and Fifty Million (50,000,000) shares of Common Stock (par value $.01 per share) are classified and allocated to such series, with an aggregate par value of Five Hundred Thousand Dollars ($500,000);

     One series of shares is designated as the Vontobel
International Bond Fund series and Fifty Million (50,000,000) shares of Common Stock (par value $.01 per share) are classified and allocated to such series, with an aggregate par value of Five
Hundred Thousand Dollars ($500,000);

     One series of shares is designated as the Vontobel Eastern European Equity Fund series and Fifty Million (50,000,000) shares of Common Stock (par value $.01 per share) are classified and allocated to such series, with an aggregate par value of Five Hundred Thousand Dollars ($500,000);

     One series of shares is designated as the Vontobel Emerging Markets Fund series and Fifty Million (50,000,000) shares of Common Stock (par value $.01 per share) are classified and allocated to such series, with an aggregate par value of Five Hundred Thousand Dollars ($500,000); and

     One series of shares is designated as the Vontobel Eastern European Debt Fund series and Fifty Million (50,000,000) shares of Common Stock (par value $.01 per share) are classified and allocated to such series, with an aggregate par value of Five Hundred Thousand Dollars ($500,000).

     THIRD: The shares of the Vontobel Emerging Markets Fund series and the shares of the Vontobel Eastern European Debt Fund series shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as are stated in Article SIXTH of the Articles of Incorporation of the Corporation.

     FOURTH:  The aforesaid shares of the Vontobel International
Equity Fund series, Vontobel Emerging Markets Fund series and
Vontobel Eastern European Debt Fund series have been duly classified and allocated by the Board of Directors pursuant to the authority and power contained in the charter of the Corporation.

     IN WITNESS WHEREOF, Vontobel Funds, Inc. has caused these
Articles Supplementary to be signed in its name and on its behalf this 26th day of February, 1997.

                              Vontobel Funds, Inc.

                              By   JOHN PASCO, III

                                   John Pasco, III
                                   Chairman and Chief Executive
                                   Officer

WITNESS:

F. BYRON PARKER, JR.
Name:  F. Byron Parker, Jr.
Title: Secretary

     THE UNDERSIGNED, Chairman and Chief Executive Officer of Vontobel Funds, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                         JOHN PASCO, III

                         John Pasco, III
                         Chairman and Chief Executive Officer

Attest:

F. BYRON PARKER, JR.
F. Byron Parker, Jr.
Secretary

199514.3